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                                                                    EXHIBIT 99.4

                        VOICESTREAM WIRELESS CORPORATION
                               EXCHANGE OFFER FOR
                         ANY AND ALL OF THE OUTSTANDING
                         11 5/8% SENIOR NOTES DUE 2006
                                      AND
                        11 5/8% SERIES A NOTES DUE 2006
                                       OF
                             OMNIPOINT CORPORATION
                                IN EXCHANGE FOR
                         10 3/8% SENIOR NOTES DUE 2009
                                       OF
                        VOICESTREAM WIRELESS CORPORATION
                          AND SOLICITATION OF CONSENTS
    TO PROPOSED AMENDMENTS TO THE INDENTURES RELATED TO THE OMNIPOINT NOTES


                                                                   June 14, 2000


To our Clients:

     Enclosed for your consideration is the Prospectus (as amended or supplemented from time to time, the "Prospectus") and a form of Consent and Letter of Transmittal (as it may be amended or supplemented from time to time, the "Consent and Letter of Transmittal" and, together with the Prospectus, the "Offer Documents"), relating to the offers (the "Offers") by VoiceStream Wireless Corporation, a Delaware corporation (the "Offeror"), to exchange its 10 3/8% Senior Notes due 2009 for any and all 11 5/8% Senior Notes due 2006 and 11 5/8% Series A Notes due 2006 of Omnipoint Corporation (collectively, the "Notes").

     Concurrently with the Offers, the Offeror is soliciting (the "Solicitations") consents (the "Consents") from registered holders of Omnipoint Notes to the adoption of certain proposed amendments (the "Proposed Amendments") to the Indentures governing the Notes. The Offeror has offered to pay to each holder of Omnipoint Notes who validly tenders and delivers Consents to the Proposed Amendments to the Indentures relating to the Notes (and does not revoke such Consent) at or prior to 5:00 p.m., New York City time, on the Consent Date, the applicable Consent Payment, with such payment to be made on the applicable Payment Date, if, but only if, such Notes are accepted for payment pursuant to the terms of the Offers.

     All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Prospectus.

     The materials relating to the Offers and the Solicitations are being forwarded to you as the beneficial owner of Notes carried by us for your account or benefit but not registered in your name. A tender of any Notes and delivery of the related Consents with respect to any such Notes may only be made by us as registered Holder and pursuant to your instructions. Therefore, the Offeror urges beneficial owners of Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such Holder promptly if they wish to tender Notes pursuant to the Offers and deliver Consents pursuant to the Solicitations.


     Accordingly, we request instructions as to whether you wish us to tender, and deliver a Consent with respect to, any or all of the Notes held by us for your account. We urge you to read carefully the Prospectus and the related Consent and Letter of Transmittal before instructing us to tender your Notes and to provide the related Consents with respect to such Notes. Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Notes and to provide the related Consents on your behalf in accordance with the provisions of the applicable Offer and Solicitation. Each Offer will expire at 5:00 p.m., New York City time, on July 21, 2000, unless the applicable Expiration Date is extended as provided in the Prospectus. Tenders of Notes may be withdrawn at any time at or prior to 5:00 p.m., New York City time, on the Consent Date but not thereafter unless Consents are not received for a majority of each series of Omnipoint Notes, in

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which case tendered Omnipoint Notes may be withdrawn before the offer expires. A valid revocation of Consents will render a tender of Notes defective. A withdrawal of tendered Notes at or prior to 5:00 p.m., New York City time, on the Consent Date will be deemed a revocation of the related Consents.

     Your attention is directed to the following:

          1. The Offers are for all outstanding Notes.

          2. Holders who desire to tender their Omnipoint Notes pursuant to the Offers and receive the Consent Payment are required to deliver Consents to the Proposed Amendments to the Indenture relating to such Notes at or prior to 5:00 p.m., New York City time, on the Consent Date.

          3. If you desire to tender any Notes pursuant to the Offers and receive the Consent Payment we must receive your instructions in ample time to permit us to effect a tender of the Notes and deliver the related Consents on your behalf at or prior to 5:00 p.m., New York City time, on the Consent Date.

          4. Any transfer taxes incident to the transfer of Notes from the tendering Holder to the Offeror will be paid by the Offeror, except as provided in the Prospectus and the instructions to the Consent and Letter of Transmittal.

     IF YOU WISH TO HAVE US TENDER AND DELIVER CONSENTS WITH RESPECT TO ANY OR ALL OF YOUR NOTES HELD BY US FOR YOUR ACCOUNT OR BENEFIT PURSUANT TO THE OFFERS AND SOLICITATIONS, PLEASE SO INSTRUCT US BY COMPLETING, EXECUTING AND RETURNING TO US THE ATTACHED LETTER OF INSTRUCTIONS. The accompanying Consent and Letter of Transmittal is furnished to you for informational purposes only and may not be used to tender Notes held by us and registered in our name for your account or to deliver Consents.

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                             LETTER OF INSTRUCTIONS

     The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Offers and Solicitations by VoiceStream Wireless Corporation with respect to 11 5/8% Senior Notes due 2006 and 11 5/8% Series A Notes due 2006 of Omnipoint Corporation (collectively, the "Notes").


     This will instruct you to tender the Notes, and deliver the undersigned's Consents with respect to the principal amount of the Notes indicated below held by you for the account or benefit of the undersigned, pursuant to the terms of and conditions set forth in the Prospectus dated June 14, 2000 and the related Consent and Letter of Transmittal.


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
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                       OMNIPOINT NOTES WHICH ARE TO BE TENDERED
                       AND FOR WHICH CONSENTS TO THE APPLICABLE
                         PROPOSED AMENDMENTS ARE TO BE GIVEN:
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PRINCIPAL AMOUNT                            PRINCIPAL AMOUNT OF
OF SENIOR NOTES                             SERIES A NOTES
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                                      Name:

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